EXHIBIT E

FORM OF LOCK-UP AGREEMENT

August 10, 2007

Each Purchaser referenced below:

Re:

Securities Purchase Agreement, dated as of August 29, 2007 (the “Purchase Agreement”), between Tagalder Global Investment, Inc., a Delaware corporation (the “Company”), and the purchasers signatory thereto (each, a “Purchaser” and, collectively, the “Purchasers”)

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Purchase Agreement.  Pursuant to Section 2(a) of the Purchase Agreement and in satisfaction of a condition of the Company’s obligations under the Purchase Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof until the first anniversary of the Effective Date (such period, the “Restriction Period”), without the prior written approval of Vision Opportunity Master Fund Ltd., the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or Common Stock Equivalents beneficially owned, held or hereafter acquired by the undersigned (the “Securities”).  Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

Notwithstanding the foregoing restrictions on transfer, the undersigned may, at any time and from time to time during the Restriction Period, transfer the Securities (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the undersigned is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned.  For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to each Purchaser to complete the transactions contemplated by the Purchase Agreement and that each Purchaser (which shall be a third party beneficiary of this Letter Agreement) and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder.  The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, each Purchaser and the undersigned.  This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  The undersigned hereby waives any right to a trial by jury.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and each Purchaser and that each Purchaser is not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

*** SIGNATURE PAGE FOLLOWS***

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

___________________________

Signature

___________________________

Print Name

___________________________

Position in Company

Address for Notice:

Number of shares of Common Stock

_____________________________________________________________________________

Number of shares of Common Stock underlying subject to warrants, options, debentures or other convertible securities

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

TAGALDER GLOBAL INVESTMENT, INC.

By: _________________________________

Name:

Title:

Acknowledged and agreed to

as of the date set forth above:

[insert name of transfer agent]

By:

Name:

Title:

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